Exhibit 10.24

FORM OF

CONTRIBUTION AGREEMENT

by and among

Mammoth Energy Holdings LLC,

Gulfport Energy Corporation,

Rhino Exploration LLC

and

Mammoth Energy Services, Inc.

Dated as of

            , 2016

TABLE OF CONTENTS

ARTICLE 1 CONTRIBUTION		1

1.1	Contribution of Interests	1
1.2	Consideration	2
1.3	Tax Treatment	2
1.4	Unwind	2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF MAMMOTH		2

2.1	Organization of Mammoth	2
2.2	Power and Authority; Enforceability	2
2.3	No Violation; Necessary Approvals	3
2.4	Brokers’ Fees	3
2.5	Capitalization	4
2.6	Issuance of Common Stock	4
2.7	Records	4
2.8	Mammoth Form S-1; Financial Statements	4
2.9	Registration Rights	4

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS		5

3.1	Organization of Contributors	5
3.2	Power and Authority; Enforceability	5
3.3	No Violation; Necessary Approvals	5
3.4	Title to Interests	6
3.5	Accredited Investor	6

ARTICLE 4 COVENANTS		6

4.1	General	6
4.2	Covenants of Contributors	7
4.3	Covenants of Mammoth	7
4.4	Notice	7

ARTICLE 5 CLOSING		8

5.1	Conditions Precedent	8
5.2	Time and Place; Closing	9
5.3	Contributors’ Closing Deliveries	9
5.4	Mammoth’s Closing Deliveries	10

ARTICLE 6 TERMINATION		10

6.1	Termination	10
6.2	Effect of Termination	10

ARTICLE 7 INDEMNIFICATION		10

7.1	Indemnification	10
7.2	Indemnification Claim Procedures	11

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ARTICLE 8 MISCELLANEOUS		11

8.1	Definitions	11
8.2	Entire Agreement	14
8.3	Assignment; Binding Effect	14
8.4	Notices	14
8.5	Specific Performance; Remedies	15
8.6	Headings	15
8.7	Governing Law	15
8.8	Amendment; Extensions; Waivers	15
8.9	Severability	16
8.10	Expenses	16
8.11	Counterparts; Effectiveness	16
8.12	Construction	16

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CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of             , 2016 (the “Effective Date”), is by and among Mammoth Energy Holdings LLC, a Delaware limited liability company (“Holdings”), Gulfport Energy Corporation, a Delaware corporation (“Gulfport”), Rhino Exploration LLC, a Delaware limited liability company (“Rhino,” and, together with Mammoth Holdings and Gulfport, the “Contributors,” and each, a “Contributor”), and Mammoth Energy Services, Inc., a Delaware corporation (“Mammoth”). The Contributors and Mammoth are hereinafter sometimes referred to individually as a “Party” and together as the “Parties.”

RECITALS

A. The Contributors own one hundred percent (100%) of the outstanding common units in Mammoth Energy Partners LP (“Mammoth Partners LP”) in the number and percentages set forth opposite their respective names on Schedule I hereto (collectively, the “LP Interests”).

B. In connection with and prior to the effectiveness of the Form S-1 relating to the IPO, Mammoth Partners LP will convert into a Delaware limited liability company (the “Conversion”) to be named Mammoth Energy Partners LLC (“Mammoth Partners LLC”) and each Contributor’s LP Interests will be converted into uncertificated member interests in Mammoth Partners LLC representing the respective percentage set forth opposite its name on Schedule II hereto (collectively, the “LLC Interests,” and together with the LP Interests, the “Interests”).

C. Immediately following the Conversion, each Contributor desires to contribute its LLC Interests to Mammoth for shares of Mammoth common stock, par value $0.01 per share (the “Common Stock”), and other consideration upon the terms and conditions hereinafter set forth.

D. Capitalized terms used but not immediately defined have the meanings ascribed to them in Section 8.1 of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1

CONTRIBUTION

1.1 Contribution of Interests. At the Closing and subject to the terms and conditions contained in this Agreement, each Contributor shall contribute, transfer, assign, convey and deliver to Mammoth as a contribution to the capital of Mammoth, and Mammoth shall acquire and accept all of such Contributor’s right, title and interest held in the LLC Interests.

1.2 Consideration. At the Closing, Mammoth shall, in exchange for the transfer of the LLC Interests, issue to each Contributor the number of shares of Common Stock set forth next to its name on Schedule III hereto (the “Closing Consideration”).

1.3 Tax Treatment.

(a) The Parties intend for the Contribution to qualify as a tax-free transfer of property under Section 351 of the Code and, in accordance therewith, the Parties acknowledge that the Contributors will collectively own one-hundred percent (100%) of all of the issued and outstanding Common Stock immediately following the consummation of the Contribution and immediately prior to the consummation of the IPO.

(b) Each Contributor and Mammoth hereby agree to the U.S. federal income tax treatment described in this Section 1.3, and neither Mammoth nor any Contributor shall maintain a position on their respective U.S. federal income tax returns or otherwise that is inconsistent therewith.

1.4 Unwind. If the Contribution is made but the IPO does not close for any reason, upon the Termination Date the Interests shall be returned to the respective Contributor, each Contributor shall return its portion of the Closing Consideration and this Agreement shall be null and void.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF MAMMOTH

Mammoth hereby represents and warrants to each Contributor as of the Effective Date and as of the Closing Date (except to the extent that any such representation or warranty expressly relates to another date, in which case such representation or warranty shall be as of such date) as follows:

2.1 Organization of Mammoth. Mammoth (a) is a corporation duly organized, validly existing and in good standing under the Laws (as defined below in Section 2.3) of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the corporate power and authority necessary to own or lease its properties and to carry on its business as currently conducted and (d) is not in breach or violation of, or default under, any provision of its Organizational Documents. Mammoth has not approved or taken any action, and there is not pending or, to Mammoth’s knowledge, threatened any action, suit, arbitration, mediation, investigation or similar proceeding (an “Action”) for the dissolution, liquidation, insolvency or rehabilitation of Mammoth.

2.2 Power and Authority; Enforceability. Mammoth has the relevant corporate power and authority necessary to execute and deliver this Agreement and each such other documents contemplated hereby and any amendments or supplements to any of the foregoing (collectively, the “Transaction Documents”) to which Mammoth is a party, and to perform and consummate the transactions contemplated by the Contribution (the “Transactions”). Mammoth has taken all action necessary to authorize the execution and delivery by Mammoth of each Transaction Document to which it is a party, the performance of Mammoth’s obligations thereunder, and the consummation by Mammoth of the Transactions and the IPO (subject to final authorization of the Pricing Committee of the Board of Directors of Mammoth, if applicable). Each Transaction Document to which Mammoth is a party has been duly authorized, executed and delivered by Mammoth, and constitutes the legal, valid and binding obligation of Mammoth, enforceable against Mammoth in accordance with its terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights of creditors and general principles of equity (the “Enforceability Exception”).

2.3 No Violation; Necessary Approvals. The execution and the delivery by Mammoth of this Agreement and the other Transaction Documents to which it is a party, the performance by Mammoth of its obligations hereunder and thereunder, and consummation of the Transactions and the IPO by Mammoth will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (A), (B) or (C), Mammoth is a party or by which Mammoth is bound or any of its assets are subject, or (D) any provision of the Organizational Documents of Mammoth as in effect on the Closing Date; (ii) result in the imposition of any Lien upon any assets owned by Mammoth, or any Common Stock owned by any of the stockholders of Mammoth; (iii) require any Consent under any Contract or Organizational Document to which Mammoth is a party or by which it is bound or any of its assets are subject, except for any such Consents as have been obtained; (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Securities and Exchange Commission (the “Commission”) and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions or the IPO; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any equity interest in Mammoth, which have not been validly waived.

2.4 Brokers’ Fees. Mammoth has no liability or obligation to pay any compensation to any broker, finder or agent with respect to the Transactions or the IPO for which any Contributor could become directly or indirectly liable, other than any underwriter discounts and commissions incurred in connection with any sale of shares of Common Stock by a Contributor.

2.5 Capitalization. As of the Closing, Mammoth will be authorized to issue up to 200,000,000 shares of Common Stock and all of the issued and outstanding Common Stock in Mammoth: (a) will have been duly authorized and validly issued, fully paid and nonassessable; (b) will have been issued in compliance with all applicable state and federal securities Laws; and (c) will not have been issued in breach or violation of, or will not cause as a result of the issuance thereof a default under, any Contract with or right granted to any other Person. Subject to the following sentence, Mammoth has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under its Organizational Documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security interests in Mammoth, and has no obligation to issue any rights or instruments (“Equity Rights”). There are no Contracts with respect to the issuance, voting or transfer of any of the equity interest in Mammoth except as are or will be set forth in the Investor Rights Agreement, the Holdings Registration Rights Agreement, the Rhino Registration Rights Agreement, the Underwriting Agreement or as will be described in the Prospectus or arising under applicable securities Laws. Mammoth is not obligated to redeem or otherwise acquire any of its outstanding Common Stock or other equity interests. Prior to the Contribution, Mammoth will not, directly or indirectly, control, own or have any Equity Interest in any Person.

2.6 Issuance of Common Stock. The Common Stock included in the Closing Consideration, when issued and delivered to each Contributor in accordance with the terms of this Agreement for the consideration described in this Agreement, will have been (i) duly authorized and validly issued by Mammoth, (ii) fully paid and non-assessable, (iii) not subject to any preemptive or similar rights created by any Law or Order to which Mammoth is a party or by which it is bound and (iv) free and clear of all Liens, other than those created by the Contributors, including but not limited to those arising from the Underwriting Agreement and arising under applicable securities Laws.

2.7 Records. The copies of the Organizational Documents of Mammoth filed as exhibits to the Form S-1 are accurate and complete and reflect all amendments made through the date hereof. Except as set forth in the Form S-1, no steps have been taken by Mammoth or its officers, directors, or stockholders to effect or authorize any further amendment or modification thereto.

2.8 Mammoth Form S-1; Financial Statements. Mammoth has filed with the Commission a Registration Statement on Form S-1, File No. 333-213504 on September 2, 2016, as amended (the “Form S-1”).

2.9 Registration Rights. Except as described in the Form S-1, Mammoth has not granted or agreed to grant any registration rights with respect to the registration of its securities under the Securities Act, including piggyback registration rights, to any Person.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS

Each Contributor hereby represents and warrants to Mammoth only as to itself as of the Effective Date and as of the Closing Date (except to the extent that any such representation or warranty expressly relates to another date, in which case such representation or warranty shall be as of such date) as follows:

3.1 Organization of Contributors. Each of Holdings and Rhino (a) is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and is in good standing under the Laws of each jurisdiction in which either the ownership of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the limited liability company power and authority necessary to own or lease its properties and to carry on its business as currently conducted and (d) is not in breach or violation of, or default under, any provision of its Organizational Documents. Gulfport (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which either the ownership of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the corporate power and authority necessary to own or lease its properties and to carry on its business as currently conducted and (d) is not in breach or violation of, or default under, any provision of its Organizational Documents. No Contributor has approved or taken any action, and there is not pending or (to such Contributor’s knowledge) threatened Action for the dissolution, liquidation, insolvency or rehabilitation of such Contributor.

3.2 Power and Authority; Enforceability. Each Contributor has the relevant company power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Each Contributor has taken all action necessary to authorize its execution and delivery by such Contributor of each Transaction Document to which such Contributor is a party, the performance of its obligations thereunder and the consummation by such Contributor of the Transactions. Each Transaction Document to which a Contributor is a party has been duly authorized, executed and delivered by such Contributor, and constitutes the legal, valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, subject to the Enforceability Exception.

3.3 No Violation; Necessary Approvals. The execution and the delivery by each Contributor of this Agreement and the other Transaction Documents to which such Contributor is a party, the performance by such Contributor of its obligations hereunder and thereunder and the consummation of the Transactions by such Contributor will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which such Contributor is a party or by which it is bound or any of its assets is subject, or any provision of such Contributor’s Organizational Documents as in effect on the Closing Date; (ii) result in the imposition of any Lien upon any assets owned by such Contributor, including without limitation, the Interests; (iii) require any Consent under any

Contract or Organizational Document to which such Contributor is a party or by which it is bound, other than such Consents that have been obtained or will be obtained prior to the Closing; or (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions.

3.4 Title to Interests. Each Contributor is the record and beneficial owner of the LP Interests and, upon conversion of the LP Interests to LLC Interests and the sale and delivery of the LLC Interests to Mammoth and upon payment by Mammoth to such Contributor of its portion of the Closing Consideration, such Contributor will convey to Mammoth good and marketable title to its percentage of the LLC Interests, free and clear of all Liens other than those arising under federal and state securities Laws. There are no transfer restrictions (other than applicable federal and state securities Laws), voting restrictions, preemptive rights, rights of first refusal or any other rights pursuant to any contract, arrangement or understanding entered into or acknowledged by each Contributor or its Affiliates imposed upon or with respect to its percentage of the Interests, and no notices or consents to or from any other party are required under any agreement, Law, Order or otherwise with respect to the transfer of the LLC Interests hereunder, other than those arising under the respective limited liability company agreements of the entities whose interests are being transferred. No Contributor (nor any of its respective Affiliates) is a party to any members agreement, voting trust or other similar contract or agreement with respect to such Contributor’s percentage of the Interests.

3.5 Accredited Investor. Each Contributor is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Common Stock for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws. Each Contributor acknowledges that the Common Stock will not be registered under the Securities Act or any applicable state securities law, and that the Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

ARTICLE 4

COVENANTS

4.1 General.

(a) Subject to the terms and conditions provided in this Agreement, each Party covenants and agrees to use commercially reasonable efforts and cooperate with each other in (i) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Laws or from any Governmental Body or third party) in connection with the Transactions, (ii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, waivers, permits or authorizations and (iii) taking all actions and doing, or causing to be done, all things necessary, proper and/or appropriate to consummate and make effective the Transactions.

(b) If any time after the Closing any further action is necessary or desirable to carry out this Agreement’s purposes, each Party will take such further action (including executing and delivering any further instruments and documents, obtaining any Permits and Consents and providing any reasonably requested information) as any other Party may reasonably request, all at the requesting Party’s sole cost and expense (unless the requesting Party is entitled to indemnification therefor under Article 6).

4.2 Covenants of Contributors. From the Effective Date through the Closing, each Contributor will not, without the prior written consent of Mammoth:

(a) sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its percentage of the Interests; or

(b) cause or take any action that would render any of the representations or warranties set forth in Article 3 untrue in any material respect.

4.3 Covenants of Mammoth. From the Effective Date through the Closing, and except as contemplated by or as may be specified in this Agreement, the Transactions, the IPO or the Form S-1, Mammoth will not, without the prior written consent of the Contributors:

(a) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Common Stock or any other debt or equity securities or equity equivalents (including any options or appreciation rights);

(b) split, combine or reclassify any of its Equity Interests, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of its Equity Interests, make any other actual, constructive or deemed distribution in respect of its Equity Interests or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries; or

(c) cause or take any action that would render any of the representations and warranties set forth in Article 2 untrue in any material respect.

4.4 Notice. From the Effective Date through the Closing, each Party shall give prompt written notice to the other Parties of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

ARTICLE 5

CLOSING

5.1 Conditions Precedent.

(a) Conditions to Each Party’s Obligations. The obligations of each Party to effect the Transactions shall be subject to the satisfaction or waiver of the following conditions:

(i) No Law or Order shall have been enacted, issued, entered, promulgated or enforced by any Governmental Body that prohibits the consummation of the Transactions or the IPO; and

(ii) Mammoth shall have filed with the Commission its request to accelerate the effectiveness of the Form S-1.

(b) Conditions to Obligations of Mammoth. The obligations of Mammoth to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction (or waiver by it in writing) of the following conditions:

(i) The representations and warranties of each Contributor contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date);

(ii) Each Contributor shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(iii) All Liens on the Interests under each Contributor’s loan documents shall have been released by the lenders thereunder; and

(iv) Each Contributor shall have executed and delivered to Mammoth the documents required to be delivered by it pursuant to Section 5.3 hereof.

Any or all of the foregoing conditions may be waived by Mammoth in its sole and absolute discretion.

(c) Conditions to Obligations of each Contributor. The obligations of each Contributor to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction (or waiver by it in writing) of the following conditions:

(i) The representations and warranties of Mammoth contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date);

(ii) Mammoth shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(iii) The shares of Common Stock shall have been approved for listing on The NASDAQ Global Market or the NASDAQ Global Select Market or another national securities exchange, subject only to official notice of issuance; and

(iv) Mammoth shall have executed and delivered to such Contributor the documents required to be delivered to such Contributor pursuant to Section 5.4 hereof.

Any or all of the foregoing conditions may be waived by a Contributor in its sole and absolute discretion.

5.2 Time and Place; Closing. Unless this Agreement shall have terminated pursuant to Article 6, the closing of the Transactions (the “Closing”) shall occur upon the satisfaction or waiver of the conditions in Section 5.1 and prior to the time that the Commission declares the Form S-1 effective (the “Closing Date”). The Closing shall take place at a place as determined by Mammoth.

5.3 Contributors’ Closing Deliveries. On the Closing Date, each Contributor shall deliver or cause to be delivered to Mammoth the following closing documents:

(a) Instruments of conveyance and assignment, substantially in the form attached hereto as Exhibit A (the “Assignments”), and any other documents or certificates that are in the possession of such Contributor which are reasonably requested by Mammoth and are reasonably necessary or desirable in connection with the assignment, transfer, conveyance, contribution and delivery of the LLC Interests to Mammoth and to effectuate the transactions contemplated hereby;

(b) The registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Rhino Registration Rights Agreement”) duly executed and delivered by Rhino.

(c) The registration rights agreement, substantially in the form attached hereto as Exhibit C (the “Holdings Registration Rights Agreement”) duly executed and delivered by Holdings.

(d) The investor rights agreement, substantially in the form attached hereto as Exhibit D (the “Investor Rights Agreement”) duly executed and delivered by Gulfport.

5.4 Mammoth’s Closing Deliveries. On the Closing Date, Mammoth shall deliver or cause to be delivered to the Contributors the following:

(a) Mammoth Common Stock to each Contributor as specified on Schedule III attached hereto either in the form of one or more certificates or through the electronic registration of such shares of Common Stock;

(b) The Rhino Registration Rights Agreement duly executed and delivered by Mammoth.

(c) The Holdings Registration Rights Agreement duly executed and delivered by Mammoth.

(d) The Investor Rights Agreement duly executed and delivered by Mammoth.

ARTICLE 6

TERMINATION

6.1 Termination. This Agreement may be terminated as follows:

(a) by mutual written consent of the Parties; or

(b) by any Party if the Closing does not occur by March 31, 2017, or at such earlier time as Mammoth determines not to proceed with or otherwise terminates the IPO.

6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1 (the date of such termination or abandonment is referred to in this Agreement as the “Termination Date”), this Agreement shall forthwith become void and have no effect without any liability on the part of any Party or its Affiliates, directors, officers, unitholders or stockholders other than the provisions of this Section 6.2 and Article 7 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification.

(a) Each Contributor shall indemnify and hold Mammoth and its Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, members, stockholders and similarly situated persons, harmless from and pay any and all Damages directly or indirectly, resulting from, relating to, arising out of or attributable to (i) any breach of any representation or warranty such Contributor has made in this Agreement; or (ii) any breach, violation or default by such Contributor of any covenant, agreement or obligation of such Contributor in this Agreement.

(b) Mammoth shall indemnify and hold each Contributor and its Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, members, partners, stockholders and similarly situated persons, harmless from and pay any and all Damages directly or indirectly, resulting from, relating to, arising out of or attributable to (i) any breach of any representation or warranty Mammoth has made in this Agreement; or (ii) any breach, violation or default by Mammoth of any covenant, agreement or obligation of Mammoth in this Agreement.

7.2 Indemnification Claim Procedures.

(a) If any Action is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by any person entitled to indemnification under this Agreement (each, an “Indemnified Party”) against any person obligated to indemnify an Indemnified Party (an “Indemnitor”), then such Indemnified Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice. An Indemnitor may elect at any time to assume and thereafter conduct the defense of the Indemnification Claim with counsel of the Indemnitor’s choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnitor will not approve of the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which must not be withheld unreasonably). Until an Indemnitor assumes the defense of the Indemnification Claim, the Indemnified Party may defend against the Indemnification Claim in any manner the Indemnified Party reasonably deems appropriate. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within ten (10) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then the Indemnitor will be bound by any judicial determination made with respect to such Indemnification Claim or any compromise or settlement of such Indemnification Claim effected by the Indemnified Party.

(b) A claim for any matter not involving a third party may be asserted by notice to the Party from whom indemnification is sought.

ARTICLE 8

MISCELLANEOUS

8.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below.

“Action” has the meaning set forth in Section 2.1.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Assignments” has the meaning set forth in Section 5.3(a).

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Oklahoma and the State of New York.

“Closing” or “Closing Date” has the meaning set forth in Section 5.2.

“Closing Consideration” has the meaning set forth in Section 1.2.

“Commission” has the meaning set forth in Section 2.3.

“Common Stock” has the meaning set forth in the Recitals.

“Consent” means any consent, order, waiver, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Person or Governmental Body or under any applicable Laws.

“Contract” has the meaning set forth in Section 2.3.

“Contribution” means the Contributors’ contribution of the LLC Interests to Mammoth in return for shares of Common Stock pursuant to this Agreement.

“Contributor” or “Contributors” has the meaning set forth in the introductory paragraph hereto.

“Conversion” has the meaning set forth in the Recitals.

“Damages” means all losses (including diminution in value), damages and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant person’s internal costs) of investigation, preparation and litigation in connection with any Action or threatened Action.

“Effective Date” has the meaning set forth in the introductory paragraph hereto.

“Enforceability Exception” has the meaning set forth in Section 2.2.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Equity Rights with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Equity Rights with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Equity Rights” has the meaning set forth in Section 2.5.

“Form S-1” has the meaning set forth in Section 2.8.

“Governmental Body” has the meaning set forth in Section 2.3.

“Gulfport” has the meaning set forth in the introductory paragraph hereto.

“Holdings” has the meaning set forth in the introductory paragraph hereto.

“Holdings Registration Rights Agreement” has the meaning set forth in Section 5.3(c).

“Indemnification Claim” has the meaning set forth in Section 7.2(a).

“Indemnified Party” has the meaning set forth in Section 7.2(a).

“Indemnitor” has the meaning set forth in Section 7.2(a).

“Interests” has the meaning set forth in the Recitals.

“Investor Rights Agreement” has the meaning set forth in Section 5.3(d).

“IPO” means the underwritten initial public offering of Mammoth in which it will issue shares of Common Stock pursuant to the Form S-1.

“Law” has the meaning set forth in Section 2.3.

“Lien” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

“LLC Interests” has the meaning set forth in the Recitals.

“LP Interests” has the meaning set forth in the Recitals.

“Mammoth” has the meaning set forth in the introductory paragraph hereto.

“Mammoth Partners LLC” has the meaning set forth in the Recitals.

“Mammoth Partners LP” has the meaning set forth in the Recitals.

“Order” has the meaning set forth in Section 2.3.

“Organizational Documents” means with respect to any entity, the certificate of formation, limited liability company agreement or operating agreement, participating agreements, certificate of incorporation, bylaws, certificate of limited partnership, limited partnership agreement and any other governing instrument, as applicable.

“Party” or “Parties” has the meaning set forth in the introductory paragraph hereto.

“Permit” has the meaning set forth in Section 2.3.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prospectus” means Mammoth’s final prospectus as filed pursuant to Rule 424 under the Securities Act with the Commission.

“Rhino” has the meaning set forth in the introductory paragraph hereto.

“Rhino Registration Rights Agreement” has the meaning set forth in Section 5.3(b).

“Securities Act” means Securities Act of 1933, as amended.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other legal entity which the applicable Person owns (either directly or through or together with another Subsidiary) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the equity interests or (B) more than 50% of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Termination Date” has the meaning set forth in Section 6.2.

“Transaction Documents” has the meaning set forth in Section 2.2.

“Transactions” has the meaning set forth in Section 2.2.

“Underwriting Agreement” means that certain underwriting agreement to be entered into in connection with the IPO by and among Mammoth and the underwriters in the IPO and, if applicable, one or more Contributors.

8.2 Entire Agreement. This Agreement, together with the other Transaction Documents and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in Article 7, there are no third party beneficiaries having rights under or with respect to this Agreement.

8.3 Assignment; Binding Effect. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties will be deemed invalid and not binding on such other Party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

8.4 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and must be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the intended recipient at the address set forth for the recipient on the signature page (or to such other address as any Party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth Business Day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a Business Day, or is received on a day that is not a Business Day, then such notice, request or communication will not be deemed effective or given until the next succeeding Business Day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

8.5 Specific Performance; Remedies. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any Action or proceeding instituted in any state or federal court sitting in Oklahoma City, Oklahoma having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.

8.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

8.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

8.8 Amendment; Extensions; Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing, makes reference to this Agreement and the provision(s) to be amended, modified, replaced, terminated or canceled and is signed by each Contributor and Mammoth. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

8.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

8.10 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. No Contributor shall have any liability or responsibilities for any costs or expenses incurred by another Contributor in connection with the preparation, execution and performance of the transactions contemplated by the this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. All fees and expenses incurred in connection with the IPO, including, without limitation, the preparation and filings of the Form S-1 shall be borne solely and entirely by Mammoth with the exception of any underwriter discounts incurred in connection with any sale of shares of Common Stock by a Contributor in the IPO which such discounts and commissions shall borne by such Contributor.

8.11 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

8.12 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

CONTRIBUTORS:

RHINO EXPLORATION LLC

By:
Name:
Title:

Address for Notices:
424 Lewis Hargett Circle
Suite 250
Lexington, KY 40503
Fax:

GULFPORT ENERGY CORPORATION

By:
Name:	Michael G. Moore
Title:	Chief Executive Officer

Address for Notices:
Gulfport Energy Corporation
14313 N. May Avenue, Suite 100
Oklahoma City, Oklahoma 73134
Fax: (405) 848-8816

MAMMOTH ENERGY HOLDINGS LLC

By:
Name:
Title:

Address for Notices:
411 West Putnam Avenue
Greenwich, CT 06830
Attention: General Counsel
Fax:

MAMMOTH:

MAMMOTH ENERGY SERVICES, INC.

By:
Name:
Title:

Address for Notices:
Mammoth Energy Services, Inc.
4727 Gaillardia Parkway, Suite 200
Oklahoma City, OK 73142
Fax: (405) 242-4203

SCHEDULE I

Ownership of Mammoth Energy Partners LP

Contributor	Common Units	Ownership %
Mammoth Energy Holdings LLC	20,615,700	68.719%
Gulfport Energy Corporation	9,150,000	30.500%
Rhino Exploration LLC	234,300	0.781%

SCHEDULE II

Ownership of Mammoth Energy Partners LLC

Contributor	Ownership %
Mammoth Energy Holdings LLC	68.719%
Gulfport Energy Corporation	30.500%
Rhino Exploration LLC	0.781%

SCHEDULE III

Shares of Common Stock of Mammoth Energy Services, Inc.

Contributor	Amount of Shares
Mammoth Energy Holdings LLC	20,615,700
Gulfport Energy Corporation	9,150,000
Rhino Exploration LLC	234,300

EXHIBIT A

Form of Assignment

[attached]

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS

This ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS (this “Assignment”), dated as of             , 2016 (the “Effective Date”), is between [●], a Delaware [●] (the “Transferor”), and Mammoth Energy Services, Inc., a Delaware corporation (the “Transferee”). The Transferor and the Transferee are hereinafter sometimes referred to individually as a “Party” and together as the “Parties.” Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Contribution Agreement (as defined below).

RECITALS

WHEREAS, the Transferor owns a [●] percent ([●]%) of the outstanding limited liability company interests in Mammoth Energy Partners LLC (the “Interests”); and

WHEREAS, pursuant to the terms of the Contribution Agreement dated as of             , 2016 (the “Contribution Agreement”), among the Transferor, [●], [●] and the Transferee, the Transferor has agreed to assign, transfer, convey, contribute and deliver the Interests to the Transferee and to effectuate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto promise and agree as follows:

1. Assignment of the Interests. The Transferor hereby assigns, transfers, conveys, contributes and delivers to the Transferee, and its successors and assigns, all of the Transferor’s right, title and interest in, to and under the Interests, free and clear of all Liens other than those arising under federal and state securities Laws.

2. Effectiveness of Assignment. The assignment, transfer, conveyance, contribution and delivery of the Interests shall be effective on the Effective Date.

3. Further Assurances. Each Party hereby agrees that from time to time after delivery of this Assignment such Party shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered such further transfers, assignments, conveyances and assurances as may be reasonably requested by the other Party in order to effect the full assignment and transfer of the Interests.

4. Contribution Agreement. Each of Transferor’s representations and warranties in the Contribution Agreement is true and correct in all material respects as of the Effective Date (except to the extent that any representation or warranty speaks as of an earlier date, in it is true and correct in all only as to that earlier date).

5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

6. Counterparts; Facsimile. This Assignment may be executed and delivered in counterparts, both of which will be deemed an original, and which together will constitute but one and the same instrument. Signatures of the Parties transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”) form or other electronic transmission shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed as of the date first written above.

TRANSFEROR:

[●]

By:
Name:
Title:

TRANSFEREE:

MAMMOTH ENERGY SERVICES, INC.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

3

EXHIBIT B

Form of Rhino Registration Rights Agreement

[attached]

EXHIBIT C

Form of Holdings Registration Rights Agreement

[attached]

EXHIBIT D

Form of Investor Rights Agreement

[attached]